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                              AMENDED AND RESTATED
                                     BYLAWS
                                       OF
                          JETBLUE AIRWAYS CORPORATION

                                   ARTICLE I

                                    OFFICES

               SECTION 1. The registered office shall be in the City of Dover, County of Kent, State of Delaware.

               SECTION 2. The corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

               SECTION 1. All meetings of the stockholders for the election of directors shall be held at such place as may be fixed from time to time by the Board of Directors, or at such other place either within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

               SECTION 2. Annual meetings of stockholders shall be held at such date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. At each annual meeting, the stockholders shall elect directors to succeed those directors whose terms expire in that year and shall transact such other business as may properly be brought before the meeting.

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               SECTION 3. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting.

               SECTION 4. The officer who has charge of the stock ledger of the corporation shall prepare and make available, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

               SECTION 5. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may only be called by the Chairman of the Board or the Chief Executive Officer.

               SECTION 6. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not fewer than ten (10) nor more than sixty (60) days before the date of the meeting, to each stockholder entitled to vote at such meeting.

               SECTION 7. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

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               SECTION 8. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, either the Chairman of the Board or the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted that might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty
(30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

               SECTION 9. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the certificate of incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question.

              SECTION 10. Unless otherwise provided in the certificate of incorporation, and subject to the provisions of Article VII, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three (3) years from its date, unless the proxy provides for a longer period.

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               SECTION 11. Nominations for election to the Board of Directors must be made by the Board of Directors or by a committee appointed by the Board of Directors for such purpose or by any stockholder of any outstanding class of capital stock of the corporation entitled to vote for the election of directors. Nominations by stockholders must be preceded by notification in writing received by the secretary of the corporation not less than one hundred fifty (150) days prior to any meeting of stockholders called for the election of directors. Such notification shall contain the written consent of each proposed nominee to serve as a director if so elected and the following information as to each proposed nominee and as to each person, acting alone or in conjunction with one or more other persons as a partnership, limited partnership, syndicate or other group, who participates or is expected to participate in making such nomination or in organizing, directing or financing such nomination or solicitation of proxies to vote for the nominee:

                    (a) the name, age, residence, address, and business address of each proposed nominee and of each such person;

                    (b) the principal occupation or employment, the name, type of business and address of the corporation or other organization in which such employment is carried on of each proposed nominee and of each such person;

                    (c) the amount of stock of the corporation owned beneficially, either directly or indirectly, by each proposed nominee and each such person; and

                    (d) a description of any arrangement or understanding of each proposed nominee and of each such person with each other or any other person regarding future employment or any future transaction to which the corporation will or may be a party.

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               The presiding officer of the meeting shall have the authority to determine and declare to the meeting that a nomination not preceded by notification made in accordance with the foregoing procedure shall be disregarded. Notwithstanding the foregoing provisions of this Section 11, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section 11.

               SECTION 12. At any meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting
(a) pursuant to the corporation's notice of meeting, (b) by or at the direction of the Board of Directors or (c) by any stockholder of the corporation who is a stockholder of record at the time of giving of the notice provided for in this Bylaw, who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in this Bylaw.

               For business to be properly brought before any meeting by a stockholder pursuant to clause (c) above of this Section 12, the stockholder must have given timely notice thereof in writing to the secretary of the corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation not less than one hundred fifty (150) days prior to the date of the meeting. A stockholder's notice to the secretary shall set forth as to each matter the stockholder proposes to bring before the meeting (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the name and address, as they appear on the corporation's books, of the stockholder proposing such business, and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (c) the class and number of shares of the corporation which are owned beneficially and of record by such stockholder of

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record and by the beneficial owner, if any, on whose behalf of the proposal is made and (d) any material interest of such stockholder of record and the beneficial owner, if any, on whose behalf the proposal is made in such business.

               Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at a meeting except in accordance with the procedures set forth in this Section 12. The presiding officer of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the procedures prescribed by this Section 12, and if such person should so determine, such person shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Section 12, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section 12.

               SECTION 13. Effective upon the closing of the corporation's initial public offering of securities pursuant to a registration statement filed under the Securities Act of 1933, as amended, the stockholders of the corporation may not take action by written consent without a meeting but must take any such actions at a duly called annual or special meeting in accordance with these Bylaws and the Certificate of Incorporation.

                                  ARTICLE III

                                   DIRECTORS

               SECTION 1. The number of directors of this corporation that shall constitute the whole board shall be determined by resolution of the Board of Directors; provided, however, that no decrease in the number of directors shall have the effect of shortening the term of an

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incumbent director. The Board of Directors shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, as determined by the Board of Directors, one class ("Class I") to hold office initially for a term expiring at the annual meeting to be held in 2003, another class ("Class II") to hold office initially for a term expiring at the annual meeting of stockholders held in 2004 and another class ("Class III") to hold office initially for a term expiring at the annual meeting of stockholders to be held in 2005, with the members of each class to hold office until their successors are elected and qualified. At each annual meeting of stockholders, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.

               SECTION 2. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next election of the class for which such directors were chosen and until their successors are duly elected and qualified or until earlier resignation or removal. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

               SECTION 3. The business of the corporation shall be managed by or under the direction of its Board of Directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these bylaws directed or required to be exercised or done by the stockholders.

                       MEETINGS OF THE BOARD OF DIRECTORS

               SECTION 4. The Board of Directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware.

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               SECTION 5. The first meeting of each newly elected Board of
Directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the stockholders to fix the time or place of such first meeting of the newly elected Board of Directors, or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.

               SECTION 6. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the board.

               SECTION 7. Special meetings of the Board of Directors may be called by the Chairman of the Board or the chief executive officer or the president on twelve (12) hours' notice to each director either personally or by telephone, telegram, facsimile or electronic mail; special meetings shall be called by the chief executive officer or the president or secretary in like manner and on like notice on the written request of a majority of the Board of Directors unless the Board of Directors consists of only one director, in which case special meetings shall be called by the Chairman of the Board or the chief executive officer or the president in like manner and on like notice on the written request of the sole director. A written waiver of notice, signed by the person entitled thereto, whether before or after the time of the meeting stated therein, shall be deemed equivalent to notice.

               SECTION 8. At all meetings of the Board of Directors a majority of the directors shall constitute a quorum for the transaction of business and the act of a majority of the directors

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present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

               SECTION 9. Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

               SECTION 10. Unless otherwise restricted by the certificate of incorporation or these bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

                            COMMITTEES OF DIRECTORS

               SECTION 11. The Board of Directors may, by resolution passed by a majority of the whole board, designate one (1) or more committees, each committee to consist of one (1) or more of the directors of the corporation. The board may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

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               In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he/she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

               Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the bylaws of the corporation; and, unless the resolution or the certificate of incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

               SECTION 12. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

                           COMPENSATION OF DIRECTORS

               SECTION 13. Unless otherwise restricted by the certificate of incorporation or these bylaws, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors

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or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

                              REMOVAL OF DIRECTORS

               SECTION 14. Unless otherwise restricted by the certificate of incorporation or bylaws, any director or the entire Board of Directors may be removed, with cause, by the holders of 66-2/3% of shares entitled to vote at an election of directors. Directors may not be removed without cause.

                                   ARTICLE IV

                                     NOTICES

               SECTION 1. Whenever, under the provisions of the statutes or of the certificate of incorporation or of these bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice (except as provided in Section 7 of Article III of these Bylaws), but such notice may be given in writing, by mail, addressed to such director or stockholder, at his/her address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telephone, telegram, facsimile or electronic mail.

               SECTION 2. Whenever any notice is required to be given under the provisions of the statutes or of the certificate of incorporation or of these bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

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                                   ARTICLE V

                                    OFFICERS

               SECTION 1. The officers of the corporation shall be chosen by the Board of Directors and shall be at least a chief executive officer, chief financial officer and a secretary. The Board of Directors may elect from among its members a Chairman of the Board. The Board of Directors may also choose a president, chief operating officer, treasurer and controller or one or more vice-presidents, assistant secretaries, assistant controllers and assistant treasurers. Any number of offices may be held by the same person, unless the certificate of incorporation or these bylaws otherwise provide.

               SECTION 2. The Board of Directors at its first meeting after each annual meeting of stockholders shall choose a chief executive officer, chief financial officer and a secretary and may also choose a president, chief operating officer, treasurer, controller, vice presidents, assistant secretaries, assistant controllers or assistant treasurers.

               SECTION 3. The Board of Directors may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

               SECTION 4. The salaries of all officers of the corporation shall be fixed by the Board of Directors or any committee established by the Board of Directors for such purpose. The salaries of agents of the corporation shall, unless fixed by the Board of Directors, be fixed by the president or any vice-president of the corporation.

               SECTION 5. The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the Board of Directors may be

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removed at any time by the affirmative vote of a majority of the Board of
Directors. Any vacancy occurring in any office of the corporation shall be filled by the Board of Directors.

                           THE CHAIRMAN OF THE BOARD

               SECTION 6. The Chairman of the Board, if any, shall preside at all meetings of the Board of Directors and of the stockholders at which he/she shall be present. He/she shall have and may exercise such powers as are, from time to time, assigned to him/her by the Board and as may be provided by law.

               SECTION 7. In the absence of the Chairman of the Board, the chief executive officer, and in the absence of the chief executive officer, the president, shall preside at all meetings of the Board of Directors and of the stockholders at which he/she shall be present. He/she shall have and may exercise such powers as are, from time to time, assigned to him by the Board and as may be provided by law.

           THE CHIEF EXECUTIVE OFFICER, PRESIDENT AND VICE-PRESIDENTS

               SECTION 8. The chief executive officer shall be the president of the corporation unless such title is assigned to another officer of the corporation; and in the absence of the Chairman of the Board he/she shall preside at all meetings of the stockholders and the Board of Directors; he/she shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect.

               In the absence of the chief executive officer or in the event of his/her inability or refusal to act, the president, if any, shall perform the duties of the chief executive officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the chief executive officer. The president shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

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               SECTION 9. The chief executive officer, president or any vice president shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the corporation.

               SECTION 10. In the absence of the president or in the event of his/her inability or refusal to act, the vice-president, if any, (or in the event there be more than one vice-president, the vice-presidents in the order designated by the directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. The vice-presidents shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                     THE SECRETARY AND ASSISTANT SECRETARY

               SECTION 11. The secretary or his or her designee shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and of the Board of Directors and shall cause such records to be kept in a book kept for that purpose and shall perform like duties for the standing committees when required. He/she shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or president, under whose supervision he/she shall be. He/she shall have custody of the corporate seal of the corporation and he/she, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his/her signature or by the signature of such assistant secretary.

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The Board of Directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his/her signature.

               SECTION 12. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election) shall, in the absence of the secretary or in the event of his/her inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                          THE CHIEF FINANCIAL OFFICER

               SECTION 13. The chief financial officer shall be the chief financial officer and treasurer of the corporation and shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors.

               SECTION 14. He/she shall disburse the funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the president and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his/her transactions as treasurer and of the financial condition of the corporation.

               SECTION 15. Along with the president or any vice president, he/she shall be authorized to execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and

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except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the corporation.

               SECTION 16. If required by the Board of Directors, he/she shall give the corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his/her office and for the restoration to the corporation, in case of his/her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his/her possession or under his/her control belonging to the corporation.

               SECTION 17. The controller shall, in the absence of the chief financial officer or in the event of his/her inability or refusal to act, perform the duties and exercise the powers of the chief financial officer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

               Notwithstanding anything herein to the contrary, the Board of Directors shall be entitled to assign the title of treasurer to an officer of the corporation other than the chief financial officer, in which case the treasurer shall perform such duties and have such powers (which may include some or all of the duties and powers enumerated above for the chief financial officer) as the Board of Directors may from time to time prescribe.

                                   ARTICLE VI

                              CERTIFICATE OF STOCK

               SECTION 1. Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by, the Chairman of the Board of Directors, or the president or a vice-president and the treasurer or an assistant treasurer, or the

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secretary or an assistant secretary of the corporation, certifying the number of shares owned by him/her in the corporation.

               Certificates may be issued for partly paid shares and in such case upon the face or back of the certificates issued to represent any such partly paid shares, the total amount of the consideration to be paid therefor, and the amount paid thereon shall be specified.

               If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate that the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

               Any of or all the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he/she were such officer, transfer agent or registrar at the date of issue.

                               LOST CERTIFICATES

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               SECTION 2. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his/her legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

                               TRANSFER OF STOCK

               SECTION 3. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

                               FIXING RECORD DATE

               SECTION 4. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more

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than sixty (60) days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                            REGISTERED STOCKHOLDERS

               SECTION 5. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                                  ARTICLE VII

                    LIMITATIONS OF OWNERSHIP BY NON-CITIZENS

               SECTION 1. For purposes of this Article VII, the following definitions shall apply:

                      (a) "Act" shall mean Subtitle VII of Title 49 of the United States Code, as amended, or as the same may be from time to time amended.

                      (b) "Beneficial Ownership," "Beneficially Owned" or "Owned Beneficially" refers to beneficial ownership as defined in Rule 13d-3 (without regard to the 60-day provision in paragraph (d)(1)(i) thereof) under the Securities Exchange Act of 1934, as amended.

                      (c) "Foreign Stock Record" shall have the meaning set forth in Section 3.

                      (d) "Non-Citizen" shall mean any person or entity who is not a "citizen of the United States" (as defined in Section 41102 of the Act and administrative interpretations

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issued by the Department of Transportation, its predecessors and successors, from time to time), including any agent, trustee or representative of a Non-Citizen.

                      (e) "Own or Control" or "Owned or Controlled" shall mean
(i) ownership of record, (ii) beneficial ownership or (iii) the power to direct, by agreement, agency or in any other manner, the voting of Stock. Any determination by the Board of Directors as to whether Stock is Owned or Controlled by a Non-Citizen shall be final.

                      (f) "Permitted Percentage" shall mean 25% of the voting power of the Stock.

                      (g) "Stock" shall mean the outstanding capital stock of the corporation entitled to vote; provided, however, that for the purpose of determining the voting power of Stock that shall at any time constitute the Permitted Percentage, the voting power of Stock outstanding shall not be adjusted downward solely because shares of Stock may not be entitled to vote by reason of any provision of this Article VII.

               SECTION 2. It is the policy of the corporation that, consistent with the requirements of the Act, Non-Citizens shall not Own and/or Control more than the Permitted Percentage and, if Non-Citizens nonetheless at any time Own and/or Control more than the Permitted Percentage, the voting rights of the Stock in excess of the Permitted Percentage shall be automatically suspended in accordance with Sections 3 and 4 below.

               SECTION 3. The corporation or any transfer agent designated by it shall maintain a separate stock record (the "Foreign Stock Record") in which shall be registered Stock known to the corporation to be Owned and/or Controlled by Non-Citizens. It shall be the duty of each stockholder to register his, her or its Stock if such stockholder is a Non-Citizen. The Foreign Stock Record shall include (i) the name and nationality of each such Non-Citizen and (iii) the

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date of registration of such shares in the Foreign Stock Record. In no event shall shares in excess of the Permitted Percentage be entered on the Foreign Stock Record. In the event that the corporation shall determine that Stock registered on the Foreign Stock Record exceeds the Permitted Percentage, sufficient shares shall be removed from the Foreign Stock Record so that the number of shares entered therein does not exceed the Permitted Percentage. Stock shall be removed from the Foreign Stock Record in reverse chronological order based upon the date of registration therein.

               SECTION 4. If at any time the number of shares of Stock known to the corporation to be Owned and/or Controlled by Non-Citizens exceeds the Permitted Percentage, the voting rights of Stock Owned and/or Controlled by Non-Citizens and not registered on the Foreign Stock Record at the time of any vote or action of the stockholders of the corporation shall, without further action by the corporation, be suspended. Such suspension of voting rights shall automatically terminate upon the earlier of the (i) transfer of such shares to a person or entity who is not a Non-Citizen, or (ii) registration of such shares on the Foreign Stock Record, subject to the last two sentences of Section 3.

               SECTION 5. (a) The corporation may by notice in writing (which may be included in the form of proxy or ballot distributed to stockholders in connection with the annual meeting or any special meeting of the stockholders of the corporation, or otherwise) require a person that is a holder of record of Stock or that the corporation knows to have, or has reasonable cause to believe has, Beneficial Ownership of Stock to certify in such manner as the corporation shall deem appropriate (including by way of execution of any form of proxy or ballot of such person) that, to the knowledge of such person:

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                             (i) all Stock as to which such person has record
ownership or Beneficial Ownership is Owned and Controlled only by citizens of the United States; or

                             (ii) the number and class or series of Stock owned
of record or Beneficially Owned by such person that is Owned and/or Controlled by Non-Citizens is as set forth in such certificate.

                      (b) With respect to any Stock identified in response to clause (a)(ii) above, the corporation may require such person to provide such further information as the corporation may reasonably require in order to implement the provisions of this Article VII.

                      (c) For purposes of applying the provisions of this
Article VII with respect to any Stock, in the event of the failure of any person to provide the certificate or other information to which the corporation is entitled pursuant to this Section 5, the corporation shall presume that the Stock in question is Owned and/or Controlled by Non-Citizens.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

                                   DIVIDENDS

               SECTION 1. Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.

               SECTION 2. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for

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such other purposes as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

                                     CHECKS

               SECTION 3. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

                                  FISCAL YEAR

               SECTION 4. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

                                      SEAL

               SECTION 5. The Board of Directors may adopt a corporate seal having inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                INDEMNIFICATION

               SECTION 6. The corporation shall, to the fullest extent authorized under the laws of the State of Delaware, as those laws may be amended and supplemented from time to time, indemnify any director made, or threatened to be made, a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of being a director of the corporation or a predecessor corporation or, at the corporation's request, a director or officer of another corporation, provided, however, that the corporation shall indemnify any such agent in connection with a proceeding initiated by such agent only if such proceeding was authorized by the Board of Directors of the corporation. The indemnification provided for in this Section 6

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shall: (i) not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in their official capacities and as to action in another capacity while holding such office,
(ii) continue as to a person who has ceased to be a director, and (iii) inure to the benefit of the heirs, executors and administrators of such a person. The corporation's obligation to provide indemnification under this Section 6 shall be offset to the extent of any other source of indemnification or any otherwise applicable insurance coverage under a policy maintained by the corporation or any other person.

               Expenses incurred by a director of the corporation in defending a civil or criminal action, suit or proceeding by reason of the fact that he/she is or was a director of the corporation (or was serving at the corporation's request as a director or officer of another corporation) shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director to repay such amount if it shall ultimately be determined that he/she is not entitled to be indemnified by the corporation as authorized by relevant sections of the General Corporation Law of Delaware. Notwithstanding the foregoing, the corporation shall not be required to advance such expenses to an agent who is a party to an action, suit or proceeding brought by the corporation and approved by a majority of the Board of Directors of the corporation which alleges willful misappropriation of corporate assets by such agent, disclosure of confidential information in violation of such agent's fiduciary or contractual obligations to the corporation or any other willful and deliberate breach in bad faith of such agent's duty to the corporation or its stockholders.

               The foregoing provisions of this Section 6 shall be deemed to be a contract between the corporation and each director who serves in such capacity at any time while this

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bylaw is in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts.

               The Board of Directors in its discretion shall have power on behalf of the corporation to indemnify any person, other than a director, made a party to any action, suit or proceeding by reason of the fact that he, his/her testator or intestate, is or was an officer or employee of the corporation.

               To assure indemnification under this Section 6 of all directors, officers and employees who are determined by the corporation or otherwise to be or to have been "fiduciaries" of any employee benefit plan of the corporation which may exist from time to time, Section 145 of the General Corporation Law of Delaware shall, for the purposes of this Section 6, be interpreted as follows: an "other enterprise" shall be deemed to include such an employee benefit plan, including without limitation, any plan of the corporation which is governed by the Act of Congress entitled "Employee Retirement Income Security Act of 1974," as amended from time to time; the corporation shall be deemed to have requested a person to serve an employee benefit plan where the performance by such person of his/her duties to the corporation also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan; excise taxes assessed on a person with respect to an employee benefit plan pursuant to such Act of Congress shall be deemed "fines."

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                                   ARTICLE IX

                                   AMENDMENTS

               SECTION 1. These bylaws may be altered, amended or repealed or new bylaws may be adopted by the affirmative vote of holders of at least 66-2/3% vote of the outstanding voting stock of the corporation. These bylaws may also be altered, amended or repealed or new bylaws may be adopted by the Board of Directors, when such power is conferred upon the Board of Directors by the certificate of incorporation. The foregoing may occur at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors, subject to the notice requirements set forth herein. If the power to adopt, amend or repeal bylaws is conferred upon the Board of Directors by the certificate of incorporation it shall not divest or limit the power of the stockholders to adopt, amend or repeal bylaws.

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                         CERTIFICATE OF ADOPTION BY THE
                                  SECRETARY OF
                          JETBLUE AIRWAYS CORPORATION

               The undersigned, Thomas Kelly, hereby certifies that he is the duly elected and acting Secretary of JetBlue Airways Corporation, a Delaware corporation (the "Corporation"), and that the Amended and Restated Bylaws attached hereto constitute the Bylaws of said Corporation as duly adopted by the Board of Directors and the stockholders of the Corporation and as in effect on the date hereof.

               IN WITNESS WHEREOF, the undersigned has hereunto subscribed his name this _____ day of ________________, 2002.

                                         ---------------------------------------
                                         Thomas Kelly
                                         SECRETARY

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